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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                                 Apollon, Inc.
--------------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


            Pennsylvania                         23-2681961
    -------------------------------      ---------------------------
      (State of incorporation                 (IRS Employer
          or organization)                  Identification No.)


     One Great Valley Parkway
     Malvern, Pennsylvania                         19355
    -------------------------------      ---------------------------
      (Address of principal                      (Zip Code)
       executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                     Name of each exchange on which
    to be so registered                      each class is to be registered

Common Stock, par value $.01 per share   The Nasdaq Stock Market National Market


    If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

    If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

    Securities Act registration statement file number to which this form relates: 333-37821 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                                         None

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Item 1.  Description of Registrant's Securities to be Registered.

    A description of the Common Stock is contained in the Registrant's Registration Statement on Form S-1 (Reg. No. 333-37821), filed on October 14, 1997, as amended by Amendment No. 1 to the Registration Statement, filed on November 20, 1997 and Amendment No. 2 to the Registration Statement, filed on November 26, 1997, as further amended from time to time, under the heading "DESCRIPTION OF CAPITAL STOCK" and such description is hereby incorporated by reference.

Item 2.  Exhibits.

Exhibit No.                          Description

     1 Articles of Incorporation of Apollon, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 of Apollon, Inc., as amended from time to time).

     2             Bylaws of Apollon, Inc. (incorporated by reference to
                   Exhibit 3.2 to the Registration Statement on Form S-1 of Apollon, Inc., as amended from time to time).

     3             Specimen of Common Stock Certificate of Apollon, Inc.
                   (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of Apollon, Inc., as amended from time to time).




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                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                        APOLLON, INC.

                              /s/ Vincent R. Zurawski, Jr.
                        --------------------------------------------------
                        Name:     Vincent R. Zurawski, Jr.
                        Title:    President and Chief Executive Officer




Dated:  December 5, 1997





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